Exhibit 99.2

FOR IMMEDIATE RELEASE

CABLEVISION BOARD OF DIRECTORS APPROVES MOVING FORWARD WITH SPIN-OFF OF MADISON SQUARE GARDEN BUSINESS

Bethpage, N.Y., July 30, 2009 - Cablevision Systems Corporation (NYSE:CVC) today announced that its board of directors has authorized the company’s management to move forward with the spin-off of the Madison Square Garden (MSG) business to Cablevision stockholders.  The transaction would be structured as a tax-free pro rata spin-off to Cablevision’s existing shareholders and is expected to be completed by year-end 2009, subject to necessary approvals.

Once the spin-off is complete, Cablevision shareholders would own shares in both Cablevision and the new MSG, which would allow shareholders to more clearly evaluate each of the separate company’s assets and future potential. It is anticipated that the spin-off would be in the form of a pro rata distribution to all shareholders of Cablevision, with holders of Class A common stock receiving Class A shares in Madison Square Garden and holders of Class B common stock receiving Class B shares in Madison Square Garden. Both Cablevision and the new MSG would be controlled by the Dolan family through their ownership of Class B shares.  Cablevision also reiterated that it is not considering the sale of MSG, any of MSG’s businesses or any other Cablevision business at this time.

Following the spin-off, James Dolan would become Executive Chairman of the new, public Madison Square Garden and would continue in his present role as President and CEO of Cablevision.  Hank Ratner would be President and CEO of Madison Square Garden, and would remain Cablevision’s Vice Chairman.  Charles Dolan would continue in his role as Cablevision’s Chairman.

Cablevision President and CEO James L. Dolan commented, “This spin-off will create two distinct companies, each with enhanced strategic flexibility, its own defined business focus and clear investment characteristics. The new MSG will be an attractive combination of sports, entertainment and programming properties, while Cablevision will continue to house a portfolio that includes industry-leading telecommunications services and popular programming networks. We believe that the combined value of these assets has not been fully realized, and that this transaction will be beneficial to shareholders as both Cablevision and MSG freely pursue their own individual business plans.”

Cablevision Vice Chairman Hank Ratner commented: “Madison Square Garden is one of the world’s leading sports, entertainment and media companies made up of strong brands that will work together to drive the new company’s overall business. We are confident that MSG’s assets and integrated approach will continue to set the company apart in the industry and will position it for long-term success as a public company.”

The new MSG’s assets will include:

•                  Media properties, including the MSG, MSG Plus and Fuse networks, as well as MSG Interactive’s collection of online assets

•                  Sports teams — including the Knicks and Rangers franchises

•                  A live entertainment portfolio, including the Radio City Christmas Spectacular, featuring the world-famous Radio City Rockettes, as well as concerts, family shows and special events

•                  Leading venues, highlighted by Madison Square Garden and Radio City Music Hall

Completion of the spin-off is subject to receipt of a favorable ruling from the IRS and the filing and effectiveness of a Form 10 with the Securities and Exchange Commission (SEC), as well as final approval by Cablevision’s board of directors.

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Cablevision Systems Corporation (NYSE: CVC) is one of the nation’s leading media, entertainment and sports companies.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update the forward-looking statements contained herein.

Contacts:	Charles Schueler	Barry Watkins	Patricia Armstrong
	Senior Vice President	Senior Vice President	Senior Vice President
	Media and Community Relations	Communications	Investor Relations
	Cablevision Systems Corporation	Madison Square Garden	Cablevision Systems Corporation
	(516) 803-1013	(212) 465-5920	(516) 803-2270

TWO SEPARATE COMPANIES

Cablevision	New MSG

Optimum Telecommunications Services

Consumer Services

iO: Interactive Optimum digital video

Optimum Online high-speed data

Optimum Voice phone service

Business Services

Optimum Business

Optimum Lightpath commercial telecommunications services

Rainbow Media

National and Local Programming Services

AMC

WE tv

IFC (The Independent Film Channel)

IFC Entertainment

Sundance Channel

News 12 Networks

Ad Sales Services

Rainbow Advertising Sales Corporation

Technical Services

Rainbow Studios

Rainbow Network Communications

Newsday LLC

Newsday and Newsday.com

amNewYork and amny.com

Star Community Publishing

Clearview Cinemas Theatres

MSG Sports

New York Knicks (NBA)

New York Rangers (NHL)

New York Liberty (WNBA)

Hartford Wolf Pack (AHL)

MSG Sports Properties (including college basketball, boxing events)

MSG Entertainment (Concerts and Events)

Radio City Rockettes

Radio City Christmas Spectacular

Wintuk

Concerts

Family Shows

Special Events

MSG Media

MSG and MSG HD

MSG Plus and MSG Plus HD

Fuse and Fuse HD

MSG Interactive

Venues

Madison Square Garden

Radio City Music Hall

The Theater at Madison Square Garden

The Beacon Theatre

The Chicago Theatre

The Wang Theatre (Boston)

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